EXHIBIT 23


       Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Genentech, Inc. Tax Reduction Investment Plan of our report dated June 5, 1997, with respect to the financial statements and supplemental schedules of the Genentech, Inc. Tax Reduction Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.




                                                ERNST & YOUNG LLP

San Jose, California
June 25, 1997